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                                                                    EXHIBIT: 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                             THERMO BIOMEDICAL INC.

                                  * * * * * * *

         FIRST:  The name of the corporation is:

                             Thermo Biomedical Inc.

         SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (3,000), and the par value of each of such shares is one cent ($0.01), amounting in the aggregate to ten dollars ($30.00) of capital stock.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

         NAME                                    MAILING ADDRESS
         Tina-marie DePaulis                     81 Wyman Street
                                                 Waltham, Massachusetts 02254

         SIXTH: The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until his successor is elected and qualified is as follows:

NAME                                             MAILING ADDRESS

John T. Keiser                                   504 Airport Road
                                                 Santa Fe, New Mexico 87504

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John W. Wood                                     470 Wildwood Street
                                                 Woburn, MA 01888

Arvin H. Smith                                   1851 Central Drive
                                                 Suite 314
                                                 Bedford, TX 76021

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.

         NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in the furtherance and not in limitation of the powers conferred upon the corporation by statute:

                  (a) The by-laws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed in the by-laws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

                  (b) The Board of Directors shall have the power and authority:

                           (1) to make, alter or repeal by-laws of the
                  corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

                           (2) to the full extent permitted or not prohibited by
                  law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

                           (3) subject to any provision of the by-laws, to
                  determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any


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                  account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

         TENTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

         ELEVENTH: The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the extent provided by law (a) against all expenses (including attorney's fees), judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or in connection with any appeal therein, or otherwise; and no provision of this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

         The Board of Directors of the corporation may, in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

         TWELFTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Twelfth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Twelfth shall


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apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

         THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 7th day of August, 1995.



                                            /s/Tina-marie DePaulis
                                            -----------------------------------
                                            Tina-marie DePaulis

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                   CERTIFICATE OF CORRECTION FILED TO CORRECT
               A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
                                       OF
                             THERMO BIOMEDICAL INC.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                          OF DELAWARE ON AUGUST 7,1995.

Thermo Biomedical Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1.       The name of the corporation is Thermo Biomedical Inc.

         2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on August 7, 1995, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

                  The total number of authorized shares was not consistent as it listed two different amounts. The total aggregate amount was not consistent as it listed two different dollar amounts.

         4. Article Fourth of the Certificate is corrected to read as follows:

                  The total number of shares of capital stock which the corporation shall have authority to issue is three thousand (3,000), and the par value of each of such shares is one cent ($0.01), amounting in the aggregate to thirty dollars ($30.00) of capital stock.

         IN WITNESS WHEREOF, said Thermo Biomedical Inc. has caused this Certificate to be signed by Sandra L. Lambert, its Secretary, this 21st day of May, 1999.


                                     THERMO BIOMEDICAL INC.

                                     By:  /s/Sandra L. Lambert, Secretary
                                          -------------------------------------
                                          Sandra L. Lambert, Secretary


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